Exhibit C

January 26, 2026

To Whom It May Concern:

Company Name: Headwaters Co., Ltd.
Name and Title of Representative: Yosuke Shinoda, Representative Director
(Code: 4011; TSE Growth Market)
Contact: Kazutaka Harashima, Executive Officer, Administrative Management Department Manager
(TEL: +81-3-6258-0525)

Notice Concerning Change in Subsidiary Companies as a Result of

Merger with BBD Initiative Inc.

This exchange offer or business combination is made for the securities of a Japanese company. The offer is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with Japanese accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since the issuer is located in Japan, and some or all of its officers and directors may be residents of Japan. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

As announced in the “Notice Concerning Execution of Merger Agreement Between Headwaters Co., Ltd. and BBD Initiative Inc.” dated January 26, 2026 , Headwaters Co., Ltd. (“Headwaters”) resolved to execute a merger agreement (the “Merger Agreement”) pertaining to an absorption-type merger in which Headwaters will be the surviving company and BBD Initiative Inc. (“BBD Initiative”) will be the disappearing company (the “Merger”), and entered into the Merger Agreement today. As a result of the Merger, a change in subsidiary companies is expected to occur at Headwaters, and accordingly, Headwaters hereby announces as follows:

1.	Reason for and Method of the Change

As announced in the “Notice Concerning Execution of Merger Agreement Between Headwaters Co., Ltd. and BBD Initiative Inc.” dated January 26, 2026, Headwaters and BBD Initiative, in order to integrate the management of both companies under the principle of equality between the two companies, each resolved, at its respective board of directors meeting today, to execute the Merger Agreement with an effective date of May 1, 2026 (scheduled), and executed the Merger Agreement.

The Merger is subject to approval by special resolutions at Headwaters’ annual shareholders meeting scheduled to be held on March 27, 2026, and BBD Initiative’s extraordinary shareholders meeting scheduled to be held on the same day. If the Merger is approved at the respective shareholders meetings, BlueTec Inc., ArchitectCore Inc., Net Business Support Ltd., BoostMarketing Inc., and RocketStarter Inc. are expected to become subsidiary companies of Headwaters as of the effective date of the Merger, i.e., May 1, 2026 (scheduled), as a result of the Merger.

2.	Outline of Subsidiary Companies Subject to Change

(i)	BlueTec Inc.

(1) Company Name	BlueTec Inc.
(2) Location	3-18-19 Toranomon, Minato-ku, Tokyo
(3) Name and Title of Representative	Koki Iioka, Representative Director
(4) Business Contents	DX Business
(5) Stated Capital	100,000,000 yen
(6) Date of Establishment	October 23, 2006
(7) Major Shareholder and Shareholding Ratio	BBD Initiative: 100%
(8) Relationship Between the Listed Company and the Company	Capital Relationship	Not applicable
	Personnel Relationship	Not applicable
	Business Relationship	Not applicable
(9) Operating Results and Financial Position for the Last Three Years

Fiscal Year-End	Fiscal Year Ending September 2023	Fiscal Year Ending September 2024	Fiscal Year Ending September 2025
Net Assets (thousand yen)	159,835	318,462	542,522
Total Assets (thousand yen)	2,178,815	2,226,186	1,878,842
Net Assets Per Share (yen)	30.70	61.16	103.51
Net Sales (thousand yen)	1,494,724	1,804,215	1,735,043
Operating Profit (thousand yen)	6,136	250,165	195,831
Ordinary Profit (thousand yen)	25,490	236,943	181,428
Net Profit Attributable to Owners of Parent (thousand yen)	153,726	158,629	117,939
Net Income Per Share (yen)	29.65	30.46	22.54
Dividend Per Share (yen)	—	—	1.52

(ii)	ArchitectCore Inc.

(1) Company Name	ArchitectCore Inc.
(2) Location	3-18-19 Toranomon, Minato-ku, Tokyo
(3) Name and Title of Representative	Tetsuo Nakagawa, Representative Director
(4) Business Contents	BPO Business
(5) Stated Capital	10,000,000 yen
(6) Date of Establishment	August 1, 1989
(7) Major Shareholder and Shareholding Ratio	BBD Initiative: 100%
(8) Relationship Between the Listed Company and the Company	Capital Relationship	Not applicable
	Personnel Relationship	Not applicable
	Business Relationship	Not applicable

(9) Operating Results and Financial Position for the Last Three Years

Fiscal Year-End	Fiscal Year Ending September 2023	Fiscal Year Ending September 2024	Fiscal Year Ending September 2025
Net Assets (thousand yen)	410,047	426,865	532,662
Total Assets (thousand yen)	675,018	932,814	875,521
Net Assets Per Share (yen)	6,834,132.56	7,114,424.66	8,877,701.86
Net Sales (thousand yen)	1,684,388	1,878,017	2,169,069
Operating Profit (thousand yen)	32,957	25,438	64,226
Ordinary Profit (thousand yen)	38,062	26,315	64,538
Net Profit Attributable to Owners of Parent (thousand yen)	(159,246)	16,817	105,796
Net Income Per Share (yen)	(2,654,114.23)	280,292.10	1,763,277.20
Dividend Per Share (yen)	—	—	—

(iii)	Net Business Support Ltd.

(1) Company Name	Net Business Support Ltd.
(2) Location	3-18-19 Toranomon, Minato-ku, Tokyo
(3) Name and Title of Representative	Masao Ikegami, Representative Director
(4) Business Contents	DX Business
(5) Stated Capital	3,000,000 yen
(6) Date of Establishment	February 26, 2014
(7) Major Shareholder and Shareholding Ratio	BBD Initiative: 100%
(8) Relationship Between the Listed Company and the Company	Capital Relationship	Not applicable
	Personnel Relationship	Not applicable
	Business Relationship	Not applicable
(9) Operating Results and Financial Position for the Last Three Years

Fiscal Year-End	Fiscal Year Ending September 2023	Fiscal Year Ending September 2024	Fiscal Year Ending September 2025
Net Assets (thousand yen)	68,183	90,487	115,612
Total Assets (thousand yen)	105,329	132,799	168,498
Net Assets Per Share (yen)	227,277.51	301,623.78	385,375.75
Net Sales (thousand yen)	198,049	233,414	274,347
Operating Profit (thousand yen)	20,959	31,414	49,056
Ordinary Profit (thousand yen)	20,969	32,447	49,508
Net Profit Attributable to Owners of Parent (thousand yen)	14,540	22,303	33,125
Net Income Per Share (yen)	48,468.37	74,346.27	110,418.63
Dividend Per Share (yen)	—	—	26,666.66

(iv)	BoostMarketing Inc.

(1) Company Name	BoostMarketing Inc.
(2) Location	2-5-1 Atago, Minato-ku, Tokyo
(3) Name and Title of Representative	Norihiro Fujita, Representative Director
(4) Business Contents	DX Business
(5) Stated Capital	59,000,000 yen
(6) Date of Establishment	October 24, 2022
(7) Major Shareholder and Shareholding Ratio	BBD Initiative: 100%
(8) Relationship Between the Listed Company and the Company	Capital Relationship	Not applicable.
	Personnel Relationship	Not applicable.
	Business Relationship	Not applicable.
(9) Operating Results and Financial Position for the Last Three Years

Fiscal Year-End	Fiscal Year Ending September 2023	Fiscal Year Ending September 2024	Fiscal Year Ending September 2025
Net Assets (thousand yen)	77,833	59,160	23,032
Total Assets (thousand yen)	129,649	82,186	39,130
Net Assets Per Share (yen)	7,140.67	5,427.56	2,113.06
Net Sales (thousand yen)	71,860	99,483	101,797
Operating Profit (thousand yen)	(30,801)	(17,904)	(14,656)
Ordinary Profit (thousand yen)	(30,900)	(18,382)	(14,559)
Net Profit Attributable to Owners of Parent (thousand yen)	(31,166)	(18,672)	(36,128)
Net Income Per Share (yen)	(2,859.32)	(1,713.11)	(3,314.49)
Dividend Per Share (yen)	—	—	—

(v)	RocketStarter Inc.

(1) Company Name	RocketStarter Inc.
(2) Location	3-18-19 Toranomon, Minato-ku, Tokyo
(3) Name and Title of Representative	Takashi Yanagisawa, Representative Director
(4) Business Contents	DX Business
(5) Stated Capital	10,000,000 yen
(6) Date of Establishment	January 24, 2020
(7) Major Shareholder and Shareholding Ratio	BBD Initiative: 100%
(8) Relationship Between the Listed Company and the Company	Capital Relationship	Not applicable
	Personnel Relationship	Not applicable
	Business Relationship	Not applicable
(9) Operating Results and Financial Position for the Last Three Years

Fiscal Year-End	Fiscal Year Ending December 2023 *	Fiscal Year Ending September 2024	Fiscal Year Ending September 2025
Net Assets (thousand yen)	32,327	37,758	55,464
Total Assets (thousand yen)	53,012	64,901	107,181
Net Assets Per Share (yen)	323,271.78	377,585.03	55,464.99
Net Sales (thousand yen)	150,052	105,122	216,566
Operating Profit (thousand yen)	29,982	6,518	15,423
Ordinary Profit (thousand yen)	31,816	6,316	15,543
Net Profit Attributable to Owners of Parent (thousand yen)	21,616	5,431	9,868
Net Income Per Share (yen)	216,167.16	54,313.25	9,868.75
Dividend Per Share (yen)	—	—	8,000.00

(Note) RocketStarter Inc. changed its fiscal year-end from December to September in February 2024. The operating results and financial position above are for the period from January 2023 through December 2023, prior to the change of its fiscal year-end.

3.	Schedule of the Change

Please refer to “1. Reason for and Method of the Change” above and “(1) Schedule of the Business Integration” under “2. Outline of the Business Integration” in the “Notice Concerning Execution of Merger Agreement Between Headwaters Co., Ltd. and BBD Initiative Inc.” dated January 26, 2026.

4.	Future Outlook

Please refer to “7. Future Outlook” in the “Notice Concerning Execution of Merger Agreement Between Headwaters Co., Ltd. and BBD Initiative Inc.” dated January 26, 2026.

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